Exhibit 99.1

Endo to Acquire BioSpecifics to Enhance Profitability of XIAFLEX® and Qwo™

– Endo to acquire BioSpecifics in an accretive all-cash transaction –

DUBLIN, October 19, 2020 –Endo International plc (NASDAQ: ENDP) today announced it has agreed to acquire all of the outstanding shares of BioSpecifics Technologies Corp. (NASDAQ: BSTC), a commercial-stage biopharmaceutical company, for $88.50 in cash per share, or an estimated enterprise value of approximately $540 million (net of approximately $120 million in cash acquired) at the anticipated time of deal closure. Endo has had a strategic relationship with BioSpecifics since 2004. Under the terms of the relationship, BioSpecifics receives a royalty stream from Endo related to Endo’s collagenase-based therapies, which currently include XIAFLEX®, marketed by Endo Pharmaceuticals, for the treatment of Dupuytren’s contracture and Peyronie’s disease, and Qwo™, the first FDA-approved injectable treatment for cellulite, which is expected to be launched by Endo Aesthetics in Spring 2021.

“Acquiring BioSpecifics is consistent with our strategic priority to expand and enhance our portfolio through additional investment in the significant long-term growth potential of both XIAFLEX and QWO—two of our most durable and differentiated products,” said Blaise Coleman, President and Chief Executive Officer of Endo. “This transaction will also immediately enhance Endo’s adjusted EBITDA and create significant value for shareholders of both organizations.”

Under the terms of the merger agreement, Endo, through a wholly owned subsidiary, will commence an all-cash tender offer to acquire 100 percent of the outstanding common stock of BioSpecifics for $88.50 per share. The Edwin H. Wegman Marital Trust has entered into a Support Agreement committing it to tender its shares into the tender offer. The closing of the tender offer will be subject to certain conditions, including that not less than a majority of shares of BioSpecifics common stock are tendered, the expiration of the waiting period under antitrust laws and other customary conditions. Upon the successful completion of the tender offer, Endo’s acquisition subsidiary will be merged into BioSpecifics, and any remaining shares of BioSpecifics will be canceled and converted into the right to receive the same consideration payable pursuant to the tender offer. The transaction is expected to close in late 2020 and Endo expects to fund the transaction with cash on hand. The transaction has been unanimously approved by the boards of directors of both companies.

Endo’s financial advisor is PJT Partners LP and legal counsel is Skadden, Arps, Slate, Meagher & Flom LLP.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Endo has global headquarters in Dublin, Ireland and U.S. headquarters in Malvern, Pennsylvania. Learn more at www.endo.com or connect with us on LinkedIn.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a commercial-stage biopharmaceutical company. BioSpecifics discovered and developed a proprietary form of injectable collagenase (CCH), which is currently marketed by Endo, as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo announced that it received FDA approval of CCH for the treatment of moderate to severe cellulite in the buttocks of adult women; Qwo™ is expected to be available commercially in the U.S. starting in the first half of 2021. The CCH research and development pipeline includes several additional potential indications including adhesive capsulitis and plantar fibromatosis. For more information, please visit www.biospecifics.com.

Forward Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. These forward-looking statements include, among others, statements relating to Endo’s or BioSpecifics Technologies Corp.’s future financial performance, business prospects and strategy, including the tender offer, the merger, the ability to successfully complete such transactions and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others, the risks and uncertainties inherent in the tender offer and the merger, including, among other things, regarding how many of BioSpecifics Technologies Corp.’s stockholders will tender their shares in the tender offer, the possibility that competing offers will be made, the ability to obtain requisite regulatory approvals relating to the acquisition, the ability to satisfy the conditions to the closing of the tender offer and the merger, the expected timing of the tender offer and the merger, the risk of stockholder litigation relating to the transaction, including resulting expense or delay, difficulties or unanticipated expenses in connection with integrating BioSpecifics Technologies Corp.’s operations into Endo’s and the possibility that anticipated synergies and other benefits of the transaction will not be realized in the amounts anticipated, within the expected timeframe or at all, the effect of the announcement of the tender offer and the merger on Endo’s and BioSpecifics Technologies Corp.’s business relationships, competition, including technological advances, new products and patents attained by competitors, challenges to patents, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the expected tax treatment of the transaction, challenges inherent in product research and development, clinical trial outcomes and quality, availability and affordability of products, and other circumstances beyond Endo’s and BioSpecifics Technologies Corp.’s control. You should not place undue reliance on these forward looking statements. Certain of these and other risks and uncertainties are discussed in Endo’s and BioSpecifics Technologies Corp.’s filings with the Securities and Exchange Commission (“SEC”) and, in Endo’s case, with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval, including the Schedule TO (including the offer to purchase, letter of transmittal and related documents) Endo will file with the SEC, the Solicitation/Recommendation Statement on Schedule 14D-9 BioSpecifics Technologies Corp. will file with the SEC and their respective Form 10-K’s and 10-Q’s under the caption “Risk Factors” and as otherwise enumerated therein. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

The tender offer has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of common stock of BioSpecifics Technologies Corp. or any other securities, nor is it a substitute for the tender offer materials that Endo and Beta Acquisition Corp. (“Merger Sub”) will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Endo and Merger Sub will file tender offer materials on Schedule TO, including an offer to purchase, a letter of transmittal and related documents with the SEC, and BioSpecifics Technologies Corp. will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. The offer to purchase all of the issued and outstanding shares of BioSpecifics Technologies Corp. common stock will only be made pursuant to the offer to purchase, the letter of transmittal, and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS OF BIOSPECIFICS TECHNOLOGIES CORP. ARE URGED TO READ CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Endo will be available free of charge on Endo’s website. In addition, security holders of BioSpecifics Technologies Corp. may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO. Copies of the documents filed with the SEC by BioSpecifics Technologies Corp. will be available free of charge on BioSpecifics Technologies Corp.’s website.

Contacts:

Endo International plc:

Media:	Investors:

Heather Zoumas-Lubeski (484) 216-6829 media.relations@endo.com	Pravesh Khandelwal (845) 364-4833 relations.investor@endo.com

BioSpecifics Technologies Corp.:

Sarah McCabe

Stern Investor Relations

sarah.mccabe@sternir.com

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